INCREMENTAL ASSUMPTION AND AMENDMENT AGREEMENT NO. 5
Dated as of January 3, 2020
among
HB HOLDINGS, LLC,
as Holdings,
HOSTESS BRANDS, LLC,
as Borrower,
PARENT HOLDCO,
THE SUBSIDIARY LOAN PARTIES,
THE LENDERS PARTY HERETO
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent,
_________________
CREDIT SUISSE LOAN FUNDING LLC,
CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,
and
NOMURA SECURITIES INTERNATIONAL, INC.,
as Joint Lead Arrangers and Joint Bookrunners,

INCREMENTAL ASSUMPTION AND AMENDMENT AGREEMENT NO. 5

This INCREMENTAL ASSUMPTION AND AMENDMENT AGREEMENT NO. 5 (this “Agreement”), dated as of January 3, 2020, is made by and among HB Holdings, LLC, a Delaware limited liability company (“Holdings”), Hostess Brands, LLC, a Delaware limited liability company (the “Borrower”), each “Subsidiary Loan Party” listed on the signature pages hereto (each, a “Subsidiary Loan Party” and, collectively, jointly and severally, the “Subsidiary Loan Parties”), Hostess Holdco, LLC, a Delaware limited liability company (“Parent Holdco”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent under the Existing Credit Agreement (as defined below) (the “Administrative Agent”), and each of the Lenders party hereto.
PRELIMINARY STATEMENTS:
(1)    Holdings, the Borrower, the Lenders party thereto from time to time and the Administrative Agent are party to that certain Fourth Amended and Restated First Lien Credit Agreement, dated as of August 3, 2015, as amended and restated on November 18, 2016, as further amended and restated on May 19, 2017, as further amended and restated on November 20, 2017 and as further amended and restated on October 1, 2019 (as may be further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).
(2)    The Borrower has requested that the 2020 Incremental Term B Lenders (as defined below) provide 2020 Incremental Term B Loans (as defined below) in an aggregate principal amount of $140,000,000 as Incremental Term Loans (as defined in the Existing Credit Agreement) pursuant to Section 2.21(a) of the Existing Credit Agreement.
(3)    On the 2020 Effective Date (as defined below), each person that executes and delivers this Agreement as a 2020 Incremental Term B Lender will make 2020 Incremental Term B Loans to the Borrower in an aggregate principal amount equal to its 2020 Incremental Term B Loan Commitment (as defined below), the proceeds of which will be used by the Borrower (x) to finance all or a portion of the cash consideration payable in connection with the acquisition (the “Acquisition”), directly or indirectly, of all of the issued and outstanding shares of SPCVC Co-Investment Inc., a corporation governed by the laws of the province of Ontario (the “Corporation”) and its subsidiaries, SPCVC Investment Inc., a corporation governed by the laws of the province of Ontario (“SPC Investment”), SPCVC Holdings Inc., a corporation governed by the laws of the province of Ontario (“SPC Holdings”), Voortman Cookies Limited, a corporation governed by the laws of the province of Ontario (“Voortman”) and Appleby Transportation Ltd., a corporation governed by the laws of the province of Ontario (“Appleby” and, collectively with the Corporation, SPC Investment, SPC Holdings and Voortman, the “Target”) pursuant to that certain Share Purchase Agreement, dated as of November 29, 2019 (together with the schedules and exhibits thereto, as amended, restated, amended and restated, supplemented, otherwise modified, or consented to or waived from time to time, the “Purchase Agreement”), by and among the Target, 2727939 Ontario Inc., a corporation governed by the Laws of the Province of Ontario, the Borrower and the sellers party thereto, (y) to finance working capital and/or purchase price adjustments and the payment of all fees, premiums, expenses and other transaction costs incurred in connection with the Acquisition and (z) for general corporate purposes.
(4)     With respect to the 2020 Incremental Term B Loan Commitments, Credit Suisse Loan Funding LLC, Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Nomura Securities International, Inc. will act as the joint lead arrangers (in such capacity, the “2020 Incremental Arrangers”) and joint bookrunners.

(5)    The Administrative Agent, Holdings, the Borrower and the 2020 Incremental Term B Lenders party hereto desire to memorialize the terms of this Agreement and to make certain other changes set forth herein and in the Amended Credit Agreement (as defined below) by amending, in accordance with Section 9.08(e) of the Existing Credit Agreement, the Existing Credit Agreement as set forth below, such amendment to become effective at the Amendment Effective Time (as defined below).
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
section 1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. In addition, as used in this Agreement, the following terms have the meanings specified:
“2020 Incremental Term B Lender” shall mean a person with a 2020 Incremental Term B Loan Commitment on the 2020 Effective Date.
“2020 Incremental Term B Loan” shall mean a Loan that is made pursuant to Section 2 of this Agreement.
“2020 Incremental Term B Loan Commitment” shall mean, with respect to each 2020 Incremental Term B Lender, the commitment of such 2020 Incremental Term B Lender to make 2020 Incremental Term B Loans to the Borrower on the 2020 Effective Date. The amount of each 2020 Incremental Term B Lender’s 2020 Incremental Term B Loan Commitment as of the 2020 Effective Date is set forth on Schedule 1 hereto.
“Specified Representations” means the representations of the Borrower and each Guarantor as set forth in the Amended Credit Agreement as set forth in Section 3.01(a), (b) and (d), Section 3.02(a) and (b)(i)(B), Section 3.03, Section 3.10, Section 3.11, Section 3.17 (as it relates to the creation, validity and perfection of the security interest granted in the intended Collateral to be perfected), Section 3.19(f) and (l), Section 3.25 and Section 3.26.
“Target Representations” means (i) such of the representations made by or with respect to the Target and its subsidiaries in the Purchase Agreement as are material to the interests of the 2020 Incremental Lenders (in their capacities as such) (but only to the extent that the Borrower or its affiliates have the right to terminate or decline to consummate the Borrower’s obligations under the Purchase Agreement as a result of a breach of such representations in the Purchase Agreement).
section 2. 2020 Incremental Term B Loans. Subject to the terms and conditions set forth herein, each of the 2020 Incremental Term B Lenders agrees to make 2020 Incremental Term B Loans to the Borrower on the 2020 Effective Date in a principal amount equal to its 2020 Incremental Term B Loan Commitment. Unless previously terminated, the 2020 Incremental Term B Loan Commitments shall terminate upon the earlier of (i) the 2020 Incremental Term B Lender making the 2020 Incremental Term B Loans to the Borrower and (ii) 11:59 p.m., New York City time, on the 2020 Effective Date.
section 3.Requests for 2020 Incremental Term B Loans. To request a Borrowing of 2020 Incremental Term B Loans on the 2020 Effective Date, the Borrower shall notify the Administrative Agent of such request in writing not later than 1:00 p.m., New York City time, one Business Day prior to the 2020 Effective Date (or such later time as the Administrative Agent may agree).
section 4.Representations of the Loan Parties. Each Loan Party hereby represents and warrants to the other parties hereto as of the 2020 Effective Date that:

(a) this Agreement has been duly authorized, executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;
(b) the Target Representations and the Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct) (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be);
(c)     after giving effect to this Agreement, the execution, delivery and performance by each Loan Party of this Agreement (i) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Loan Party and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation applicable to such Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (y) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (x) or (y) of this clause (c), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (z) result in the creation or imposition of any Lien upon or with respect to (1) any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens, or (2) any Equity Interests of the Borrower now owned or hereafter acquired by Holdings, other than Liens created by the Loan Documents or Liens permitted by Article VIA of the Amended Credit Agreement;
(d) at the time of and immediately after giving effect to this Agreement, no Default or Event of Default under Section 7.01(b), (c), (h) or (i) of the Existing Credit Agreement has occurred or is continuing or shall result from this Agreement in respect of the effectiveness of the 2020 Incremental Term B Loans or from the application of the proceeds therefrom; and
(e)    as of the 2020 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
section 5.Conditions of Lending. The obligations of the 2020 Incremental Term B Lenders to make 2020 Incremental Term B Loans on the 2020 Effective Date are subject to the satisfaction (or waiver by a majority of the 2020 Incremental Term B Lenders) of the following conditions (the date of such satisfaction or waiver, the “2020 Effective Date”):
(a)The Administrative Agent (or its counsel) shall have received (i) from each 2020 Incremental Term B Lender and (ii) from each of Parent Holdco, Holdings, the Borrower and the Subsidiary Loan Parties, either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received a Borrowing Request as set forth in Section 3 above and setting forth the information required by Section 2.03 of the Existing Credit Agreement, which Borrowing Request may be conditioned upon the effectiveness of this Agreement.
(c)The Acquisition shall have been consummated simultaneously or substantially concurrently with the borrowings of the 2020 Incremental Term B Loans in accordance with applicable law and on the terms described in the Purchase Agreement, without giving effect to any amendment, waiver, consent or other modification thereof that is materially adverse to the interests of the 2020 Incremental Arrangers and the 2020 Incremental Term B Lenders (in their respective capacities as such) unless approved by the 2020 Incremental Arrangers (which approval shall not be unreasonably withheld or delayed).
(d)Since December 29, 2018, there shall not have been a Material Adverse Effect (as defined in the Purchase Agreement).
(e)The Administrative Agent shall have received a certificate of the Executive Vice President or Vice President or similar officer of each Loan Party dated the 2020 Effective Date:
(i)either (x) attaching a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization or (y) with respect to any Loan Party other than the Borrower or Holdings, certifying there have been no changes to the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents of such Loan Party since October 1, 2019 (the “October 2019 Effective Date”);
(ii)attaching a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official);
(iii)either (x) certifying that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the 2020 Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below or (y) with respect to any Loan Party other than the Borrower or Holdings, certifying that there have been no changes to the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party since the October 2019 Effective Date;
(iv)certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents executed in connection with this Agreement to which such Loan Party is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the 2020 Effective Date;
(v)certifying as to the incumbency and specimen signature of each officer executing any Loan Document executed in connection with this Agreement on behalf of such Loan Party; and
(vi)certifying as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.
(f)The Administrative Agent shall have received, on behalf of itself and the 2020 Incremental Term B Lenders, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP (A) dated the 2020 Effective Date, (B) addressed to the Administrative Agent and the 2020 Incremental Term B Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to this Agreement as the Administrative Agent shall reasonably request.
(g)The Administrative Agent shall have received all fees payable thereto or to any 2020 Incremental Arranger or any 2020 Incremental Term B Lender, on or prior to the 2020 Effective Date and, to the extent invoiced at least three Business Days prior to the 2020 Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the 2020 Effective Date (which amounts may be offset against the proceeds of the 2020 Incremental Term B Loans made hereunder).
(h)The Administrative Agent shall have received:
(i)(w) the audited consolidated balance sheets of Voortman and its subsidiaries for the fiscal years ended December 30, 2017 and December 29, 2018 and the related audited consolidated statements of income and cash flows for such fiscal years then-ended; (x) the unaudited consolidated balance sheets of the Corporation and its subsidiaries for the fiscal years ended December 30, 2017 and December 29, 2018 and the related unaudited consolidated statements of income and cash flows for such fiscal years then-ended, (y) the unaudited consolidated balance sheets of SPC Investment and its subsidiaries for the fiscal years ended December 30, 2017 and December 29, 2018 and the related unaudited consolidated statements of income and cash flows for such fiscal years then-ended and (z) the unaudited consolidated balance sheets of SPC Holdings and its subsidiaries for the fiscal years ended December 30, 2017 and December 29, 2018 and the related unaudited consolidated statements of income and cash flows for such fiscal years then-ended;
(ii)the unaudited consolidated balance sheets of Voortman and its subsidiaries for the 9 periods ending September 7, 2019; and
(iii)a pro forma consolidated balance sheet and a related consolidated statement of income for the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period of the Borrower ended at least 45 days (or, if such most recently completed four-fiscal quarter period ends on a fiscal year end, 90 days) prior to the 2020 Effective Date, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred.
(i)The Administrative Agent shall have received on or prior to the 2020 Effective Date (i) all documentation and other information of the type set forth in Section 3.25(a) of the Existing Credit Agreement, to the extent such information has been requested by the Administrative Agent not less than three Business Days prior to the 2020 Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any 2020 Incremental Term B Lender shall have received a Beneficial Ownership Certification in relation to the Borrower to the extent such information has been requested by such 2020 Incremental Term B Lender not less than ten Business Days prior to the 2020 Effective Date.
(j)The Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer of the Borrower, dated as of the 2020 Effective Date, to the effect set forth in Sections 4(b), 4(d), 5(c) and 5(d) hereof.
(k)The Administrative Agent shall have received (i) the results of recent UCC lien, judgment and tax searches with respect to each Loan Party and (ii) a completed standard flood hazard determination form for the real property covered by the Existing Mortgage (as defined below) and if any improvements to such real property are located in a special flood hazard area, (A) a notification to the Borrower by the Administrative Agent and countersigned by the Borrower and (B) a copy of the flood insurance policy, the Borrower’s application for a flood insurance policy, a declaration page confirming that flood insurance has been issued, or other evidence of flood insurance reasonably satisfactory to the Administrative Agent and such additional customary documents and filings (excluding amendments to the Mortgages and title endorsement bringdowns) in order to assure that the 2020 Incremental Term B Loans are secured by the Collateral ratably with the Existing Term Loans.
(l)On the 2020 Effective Date, the Target Representations and the Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct) (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).
(m) Prior to, or substantially contemporaneously with, the funding of the 2020 Incremental Term B Loans, the indebtedness of the Target incurred under each of (i) the Credit Agreement between Voortman, as borrower, and The Manufacturers Life Insurance Company, as lender, dated October 9, 2015, as amended March 29, 2019, and (ii) the Credit Agreement between Voortman, as borrower, and The Bank of Nova Scotia, Royal Bank of Canada and The Toronto-Dominion Bank, as lenders, dated October 9, 2015, as amended March 29, 2019, shall have been repaid in full and all commitments to extend credit thereunder shall have been terminated and any security interests and guarantees in connection therewith shall have been terminated and/or released (or arrangements for such repayment, termination and release shall have been made).
(n) The Administrative Agent shall have received a solvency certificate in form and substance reasonably acceptable to the Administrative Agent and signed by a Financial Officer of the Borrower confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the 2020 Transactions (as such term is defined in Annex A hereto) to be consummated on or prior to the 2020 Effective Date.
section 6.Covenants of the Borrower. Not later than five (5) Business Days following the 2020 Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver the certificates representing securities of each Target to the extent required to be delivered and pledged under the Security Documents (to the extent certificated, accompanied by undated stock (or equivalent) powers endorsed in blank).
section 7.Consent and Affirmation. Each of Parent Holdco, Holdings and the Subsidiary Loan Parties, in its capacity as a guarantor under the Parent Guarantee Agreement, Holdings Guarantee and Pledge Agreement and Subsidiary Guarantee Agreement, respectively, and, as applicable, a pledgor under the other Security Documents, hereby (i) consents to the execution, delivery and performance of this Agreement and agrees that each of the Parent Guarantee Agreement, Holdings Guarantee and Pledge Agreement and Subsidiary Guarantee Agreement, respectively, and the other Security Documents is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the 2020 Effective Date, except that, on and after the Amendment Effective Time, each reference to “Credit Agreement”, “First Lien Credit Agreement” “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement and (ii) confirms that the Security Documents to which each of Holdings and the Subsidiary Loan Parties is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (which, for the avoidance of doubt, include the Obligations in respect of the 2020 Incremental Term B Loans incurred under this Agreement).
section 8.Amendment of the Existing Credit Agreement. Immediately after the funding of the 2020 Incremental Term B Loans on the 2020 Effective Date pursuant to Section 5 hereof (such time, the “Amendment Effective Time”), the Existing Credit Agreement shall be amended in accordance with Section 9.08(b) (the Existing Credit Agreement as so amended, the “Amended Credit Agreement”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto.
section 9.Reference to and Effect on the Loan Documents. (a) On and after the Amendment Effective Time, each reference in the Amended Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “First Lien Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement. From and after the Amendment Effective Time, this Agreement shall be a Loan Document under the Existing Credit Agreement and the Amended Credit Agreement.

(a)The Security Documents and each other Loan Document, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Security Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Existing Credit Agreement and the Amended Credit Agreement. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (which, for the avoidance of doubt, include the Obligations in respect of the 2020 Incremental Term B Loans incurred under this Agreement) of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement.
(b)The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(c)This Agreement shall constitute an “Incremental Assumption Agreement”, the 2020 Incremental Term B Lenders shall constitute “Lenders” and the 2020 Incremental Term B Loans shall constitute “Term B Loans”, “Term Loans” and “Loans”, in each case, for all purposes of the Amended Credit Agreement and the other Loan Documents.
section 10.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Agreement.
section 11.Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
section 12.Governing Law; Etc.
(a)THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
(b)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.05, 9.11 AND 9.15 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
section 13.No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.
section 14.Mortgage Amendments. The applicable Loan Party shall deliver to the Administrative Agent within 90 days after the 2020 Effective Date, or such longer time as may be reasonably agreed by the Administrative Agent, any necessary amendment or modification, if any, to each Mortgage (each, an “Existing Mortgage”) giving effect to this Agreement, in proper form for recording in all appropriate places in all applicable jurisdictions, together with such other documents relating to the Mortgages (including any modification and date down endorsements to the existing lender’s policies of title insurance insuring the liens of the Mortgages) as are reasonably requested by the Administrative Agent.
section 15.Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.

[Signature Pages Follow]
[Signature Page to Incremental Assumption and Amendment Agreement No. 5]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
HB HOLDINGS, LLC

By:
Name:
Title:
HOSTESS HOLDCO, LLC

By:
Name:
Title:

HOSTESS BRANDS, LLC

By:
Name:
Title:
HOSTESS BRANDS SERVICES, LLC

By:
Name:
Title:
HB HOLDINGS (RE), LLC

By:
Name:
Title:
NEW HB ACQUISITION (RE), LLC

By:

Name:
Title:

[Incremental Assumption and Amendment Agreement]

[Signature Page to Incremental Assumption and Amendment Agreement No. 5]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and 2020 Incremental Term B Lender

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

SCHEDULE 1
2020 Incremental Term B Loan Commitments

2020 Incremental Term B Lender	2020 Incremental Term B Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$140,000,000
Total:	$140,000,000

ANNEX A
Amendments to Existing Credit Agreement
See attached.